SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 30, 1999

                          COSTCO WHOLESALE CORPORATION
             (Exact name of registrant as specified in its charter)

     Washington                      0-20355-99         91-1223280
(State or other jurisdiction   (Commission File No.)  (IRS Employer
   of incorporation)                                 Identification No.)

                   999 Lake Drive, Issaquah, Washington 98027
                     (Address of principal executive office)

                                 (425) 313-8100
               (Registrant's telephone number including area code)

Item 5.  Other Events

Reorganization and Reincorporation in Washington

     On August 30, 1999, Costco Companies, Inc., a Delaware corporation ("CCI") completed a corporate reorganization by merging itself with and into Costco
Wholesale Corporation, a Washington corporation and wholly owned subsidiary of CCI (the "Company"), with the Company resulting as the surviving entity (the "Reorganization"). The primary effects of the Reorganization are that: (i) the Company is now the new parent company of the organization which includes The Price Company, a California corporation and former wholly owned subsidiary of CCI; (ii) the shareholders of CCI, who approved the Reorganization at CCI's last annual shareholders' meeting, are now shareholders of the Company; and (iii) the state of legal domicile of the parent company of the organization has changed from Delaware to Washington. The Reorganization will not result in any change in the Company's business, management, employees, fiscal year, assets or liabilities, location of any of the facilities (including corporate headquarters) and will not result in any relocation of management or other employees.

     Pursuant to the Plan and Agreement of Merger between the Company and CCI, each share of CCI common stock has been automatically converted into one share of common stock of the Company. Shareholders are not required to exchange their existing stock certificates representing shares of CCI common stock for stock certificates representing shares of common stock of the Company.

     The Company has succeeded to CCI as obligor on CCI's previously issued Zero Coupon Convertible Subordinated Notes due 2017 and CCI's 7-1/8% Senior Notes due 2005 (together, the "Notes") by execution of supplemental indentures with the trustee for the Notes.

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         Effective  August 30,  1999,  CCI will no longer file  reports with the
Securities and Exchange Commission (the "Commission") under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Effective as of such date, the Company, which succeeds to the reporting obligations of CCI under the Exchange Act pursuant to Rule 12g-3 thereunder, will file reports with the Commission under the Exchange Act. The outstanding securities of the Company are registered under Section 12(g) of the Exchange Act, and the Company's common stock will trade on the National Tier of the Nasdaq Stock Market under the symbol "COST".

Item 7.  Financial Statements and Exhibits

     (c) Exhibits

     Set forth below is a list of exhibits included as part of this Current Report.


Exhibit Number   Description of Exhibit

  2.1            Plan and Agreement of Merger between Costco Companies,  Inc.
                 and Costco Wholesale Corporation, dated August 27, 1999.

  3.1 Amended and Restated Articles of Incorporation of Costco Wholesale Corporation.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      COSTCO WHOLESALE CORPORATION


                                  By: /s/ Richard A. Galanti
                                          Richard A. Galanti
                                           Executive Vice President and
                                           Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit Number       Description of Exhibit

   2.1               Plan and Agreement of Merger between Costco Companies, Inc.
                     and Costco Wholesale Corporation, dated August 27, 1999.

   3.1 Amended and Restated Articles of Incorporation of Costco Wholesale Corporation.